UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 18, 2009

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Two NorthShore Center, Pittsburgh, PA                                                                                                                                15212-5851
(Address of principal executive offices)                                                                                                                                (Zip Code)

Registrant's telephone number, including area code:                                                                                                                                (412) 442-8200

Item 7.01  Regulation FD

On December 21, 2009, Matthews International Corporation (“Matthews”) announced the acquisition of United Memorial Products, Inc. (“UMP”), a leading supplier of granite memorial products, burial vaults and caskets in the western United States.  UMP, which is headquartered in Los Angeles, CA, reported sales of approximately $11 million in calendar 2008.

Matthews is a leading supplier of bronze memorials, and the acquisition of UMP is designed to strengthen Matthews’ presence in the broad granite segment and to increase its presence as a full-service memorial products supplier.

Terms purchase price for the acquisition is $10.0 million, plus additional consideration of $3.5 million over five years.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release, dated December 21, 2009, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date: December 22, 2009